UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Tesla, Inc.

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On June 3, 2024, Tesla, Inc. (“Tesla”) posted the following communications.

On June 5, 2024, Elon Musk posted the following on X.

Teslaconomics
@Teslaconomics

This why Ron Baron thinks it's unfair for Elon to NOT get his 2018 compensation package.

1/ majority approved (that's the will of the company & shareholders), it's a legally binding contract
2/ the person that sued Tesla/Elon had 9 shares, took him 5 years to bring to court, doesn't represent all the shareholders
3/ the lawyer wants $5.6B in fees in Tesla stock, which is depressed bc of this lawsuit
4/ Elon has hit all milestones laid out, so he earned it, deserves it, and should be paid it.

Nasdaq
4:39A PACIFIC
BARON SUPPORTS MUSK PAY PACKAGE
ATES FOR THE FIRST TIME SINCE 2019
AT&T SAYS ISSUE DISRUPTING SOM
1:05
DOW FUT JUN 38,849.00
DOW FV +15.29
IMPLIED DOW OPEN +46.71

10:04 AM · Jun 5, 2024 · 1.7M Views

Transcript of the video in post:

Ron Baron: Number one, […] all the disinterested […] directors approved it. Number two, […] that’s the […] will of the company, […] the will of the company and the will of the shareholders. So, I think it should be a […] legally binding contract.

And then, who sued? You had an individual who was a shareholder for hire with nine shares. Nine shares […] sued. And […] it took him five years […] to get the derivative suit certified, but […] class action wasn't, so he doesn't really represent all the shareholders.

[…] And the lawyer who represented them, […] when you talk about getting lucky, he has applied to the court for payment of $5.6 billion. $5.6 billion. […] And then, he is asking for the payment to be made in shares of Tesla stock, which are depressed because of this lawsuit. It's crazy. And […] so, I think that […], you know, it's really unfair, the way they're addressing this, and I think that […] he earned it, and he deserves it, and he should be paid it.

Transcript of the video in post:

Alexandra Mertz: Good morning, everybody, or good day for those that are in Europe. We have a last minute solution, which may or may not work, but, I mean, we have to try to give it our last chance.

This is a solution that has to be put in place next 24 hours. So, if you don't have the time, don't even listen to the rest of what's going to come, because it really needs your attention now. So, what's the solution? This is a solution for anybody outside of the United States. So, in the UK, it works for sure. In Europe, we now have confirmation it works as well, and I think it may even work in Australia. So, for anybody who has not been able to vote, but who has either already a confirmation letter or who can get a confirmation letter from their bank or broker that they had a number of shares on April 15th, they can send this letter that they need to get in the next 24, hours before June 6th, before tomorrow, to the representative of Tesla in London. And so let me share those contact detail, I also will obviously pin everything below in the comments. So, Mrs. Nietzel is working for Lake Isle, and Lake Isle is the European partner of Innisfree, who is the advisory firm that Tesla hires. So, Mrs. Nietzel is collecting these letters and then sending those people that have emailed her at sneitzel@lakeislema.com.

She will collect these letters and send to you the proxy, twelve questions for you to vote, send back to her, and then it will be voted. But we only have until tomorrow, June 6th, to do so, so if you already have a letter, or if you can get a letter from your bank and broker in the next 24 hours, this is the last win that we have. I hope this works. I'm sorry this is so last minute. I mean, we've been praying for this and working on this for weeks, and wish we had it earlier, but here we are. So please give it a last try. Thank you very much. Bye bye.

Additional Information and Where to Find It

Tesla has filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement on Schedule 14A with respect to its solicitation of proxies for Tesla’s 2024 annual meeting (the “Definitive Proxy Statement”). The Definitive Proxy Statement contains important information about the matters to be voted on at the 2024 annual meeting. STOCKHOLDERS OF TESLA ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT TESLA HAS FILED OR WILL FILE WITH THE SEC BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT TESLA AND THE MATTERS TO BE VOTED ON AT THE 2024 ANNUAL MEETING. Stockholders are able to obtain free copies of these documents and other documents filed with the SEC by Tesla through the website maintained by the SEC at www.sec.gov. In addition, stockholders are able to obtain free copies of these documents from Tesla by contacting Tesla’s Investor Relations by e-mail at ir@tesla.com, or by going to Tesla’s Investor Relations page on its website at ir.tesla.com.

Participants in the Solicitation

The directors and executive officers of Tesla may be deemed to be participants in the solicitation of proxies from the stockholders of Tesla in connection with 2024 annual meeting. Information regarding the interests of participants in the solicitation of proxies in respect of the 2024 annual meeting is included in the Definitive Proxy Statement.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 reflecting Tesla’s current expectations that involve risks and uncertainties. These forward-looking statements include, but are not limited to, statements concerning its goals, commitments, strategies and mission, its plans and expectations regarding the proposed redomestication of Tesla from Delaware to Texas (the “Texas Redomestication”) and the ratification of Tesla’s 2018 CEO pay package (the “Ratification”), expectations regarding the future of litigation in Texas, including the expectations and timing related to the Texas business court, expectations regarding the continued CEO innovation and incentivization under the Ratification, potential benefits, implications, risks or costs or tax effects, costs savings or other related implications associated with the Texas Redomestication or the Ratification, expectations about stockholder intentions, views and reactions, the avoidance of uncertainty regarding CEO compensation through the Ratification, the ability to avoid future judicial or other criticism through the Ratification, its future financial position, expected cost or charge reductions, its executive compensation program, expectations regarding demand and acceptance for its technologies, growth opportunities and trends in the markets in which we operate, prospects and plans and objectives of management. The words “anticipates,” “believes,” “continues,” “could,” “design,” “drive,” “estimates,” “expects,” “future,” “goals,” “intends,” “likely,” “may,” “plans,” “potential,” “seek,” “sets,” “shall,” “spearheads,” “spurring,” “should,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Tesla may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements and you should not place undue reliance on Tesla’s forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that we make. These forward-looking statements involve risks and uncertainties that could cause Tesla’s actual results to differ materially from those in the forward-looking statements, including, without limitation, risks related to the Texas Redomestication and the Ratification and the risks set forth in Part I, Item 1A, “Risk Factors” of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and that are otherwise described or updated from time to time in Tesla’s other filings with the SEC. The discussion of such risks is not an indication that any such risks have occurred at the time of this filing. Tesla disclaims any obligation to update any forward-looking statement contained in this document.